UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ConnectM Technology Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
2 Mount Royal Avenue, Suite 550
Marlborough, Massachusetts 01752
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On September 24, 2025
Dear Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), to be held on September 24, 2025, at 9:00 a.m., Eastern Time. The Special Meeting will be held at our offices at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752. As always, we encourage you to vote your shares prior to the Special Meeting.
You are being asked to vote on the following matters:
1.
Authorized Common Stock Increase Proposal.   The approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 100,000,000 shares to 250,000,000 shares (the “Authorized Common Stock Increase Proposal”); and

2.
Adjournment Proposal.   To approve one or more adjournments of the Special Meeting by the chair of the Special Meeting to a later date, if necessary, under certain circumstances, to (i) solicit additional proxies to approve the Authorized Common Stock Increase Proposal or (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting; provided that the Special Meeting is reconvened as promptly as practical thereafter.

These items of business are more fully described in the Proxy Statement accompanying this notice.
The record date for the Special Meeting is August 14, 2025 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment(s) thereof. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to participate in or vote at the Special Meeting.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 24, 2025
The Company’s notice of Special Meeting, proxy statement, and proxy card are available at www.proxyvote.com.
By Order of the Board of Directors,
/s/ Bhaskar Panigrahi

Bhaskar Panigrahi
Chief Executive Officer
Marlborough, Massachusetts

September 3, 2025
You are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting at the Special Meeting, you may vote via the internet, or, if you receive a paper proxy card, by mailing the completed proxy card as promptly as possible in order to ensure your representation at the Special Meeting. Voting instructions are printed on your proxy card. Even if you have voted by proxy, you may still vote at the Special Meeting. Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote at the Special Meeting, you must follow the instructions from such organization and obtain a proxy issued in your name from that record holder.

CONNECTM TECHNOLOGY SOLUTIONS, INC.
2 Mount Royal Avenue, Suite 550
Marlborough, Massachusetts 01752
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held on September 24, 2025
The Board of Directors (the “Board”) of ConnectM Technology Solutions, Inc., a Delaware corporation (the “we,” “us,” the “Company” or “ConnectM”), is soliciting your proxy to vote at a Special Meeting of Stockholders to be held at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752, on September 24, 2025, at 9:00 a.m., Eastern Time, and any one or more adjournments or postponements thereof.
This Proxy Statement (including the Notice of Special Meeting of Stockholders) is first being mailed to stockholders beginning on or about September 3, 2025.
Stockholders of record at the close of business on August 14, 2025 (the “Record Date”) will be entitled to vote at the Special Meeting. On the Record Date, there were 71,306,078 shares of common stock, par value $0.0001 per share (the “Common Stock”), outstanding. A list of stockholders entitled to vote at the Special Meeting will be available for examination by stockholders for any purpose germane to the Special Meeting for 10 days before the Special Meeting during normal business hours at our address above.
The purpose of the Special Meeting and the matters to be acted on are summarized below. No other business will come before the Special Meeting.
MEETING AGENDA
Proposals	Page	Board Recommendation
Proposal 1: Authorized Common Stock Increase Proposal. The approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 100,000,000 shares to 250,000,000 shares (“Proposal 1” or the “Authorized Common Stock Increase Proposal”); and	8	FOR
Proposal 2: Adjournment Proposal. To approve one or more adjournment(s) of the Special Meeting by the chair of the Special Meeting to a later date, if necessary, under certain circumstances, to (i) solicit additional proxies to approve the Authorized Common Stock Increase Proposal or (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting; provided that the Special Meeting is reconvened as promptly as practical thereafter (“Proposal 2” or the “Adjournment Proposal”).	11	FOR
Even if you plan to attend the Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Where and when is the Special Meeting?
The Special Meeting will be held on September 24, 2025, at 9:00 a.m., Eastern Time. The Special Meeting will be held at our offices at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752.
Please note that space limitations make it necessary to limit attendance of the Special Meeting to our stockholders. Registration and seating will begin at 8:30 a.m., Eastern Time, on September 24, 2025. Shares of Common Stock can be voted at the Special Meeting only if the holder thereof is present in person or by valid proxy.
For admission to the Special Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting. If you do not plan on attending the Special Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided, or vote by proxy via the internet (see “— How do I vote?” below). Even if you do plan to attend the Special Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Special Meeting. Your vote is very important.
Who can vote at the Special Meeting?
On the Record Date, there were 71,306,078 shares of Common Stock outstanding and entitled to vote. Only stockholders of record on the Record Date will be entitled to vote at the Special Meeting.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the proxy card, or vote by proxy on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank, dealer or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions.
Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares via the internet, including by providing you with a control number via email or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares over the internet as instructed by your broker, bank or other stockholder of record.
If you did not receive a control number via email or on your voting instruction form, and you wish to vote prior to or at the Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
How many votes do I have?
On the matters to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What am I voting on?
There are two matters scheduled for a vote:
Proposal 1: Authorized Common Stock Increase Proposal.   The approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate”) to increase the number of shares of Common Stock authorized for issuance from 100,000,000 shares to 250,000,000 shares; and
Proposal 2: Adjournment Proposal.   To approve one or more adjournment(s) of the Special Meeting by the chair of the Special Meeting to a later date, if necessary, under certain circumstances, to (i) solicit additional proxies to approve the Authorized Common Stock Increase Proposal or (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting; provided that the Special Meeting is reconvened as promptly as practical thereafter.
What if another matter is properly brought before the Special Meeting?
The Board does not know of any other matters to be brought before the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. This discretionary authority is granted when you sign the form of proxy.
How do I vote?
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record on the Record Date, you may vote at the Special Meeting, vote by proxy through the internet or vote by proxy using a proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote during the meeting even if you have already voted by proxy.
VOTE BY INTERNET:   To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number on your proxy card or on the instructions that accompanied your proxy materials. Your internet vote must be received by 11:59 p.m., Eastern Time on September 23, 2025 to be counted.
VOTE BY PROXY CARD:   To vote using the proxy card, simply complete, sign and date the proxy card delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
VOTE IN PERSON:   Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other agent, you should have received the proxy materials or voting instruction form containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the instruction form to ensure that your vote is counted. Alternatively, you may vote over the internet as instructed by your broker or bank.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, through the internet or during the Special Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” Proposal 1 and “For” Proposal 2. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in “street name” and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter.
Although our shares are not listed with the NYSE, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.
Proposal 1 (the Authorized Common Stock Increase Proposal) is considered “non-routine” and, accordingly, your broker may not vote your shares on this proposal without your instructions.
Proposal 2 (the Adjournment Proposal) is considered to be a “routine” matter, which means that banks, brokers or other nominees will have discretionary authority to vote on this matter. Accordingly, no “broker non-votes” are expected on Proposal 2.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to their broker, bank or other agent holding their shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other securities intermediary cannot vote the shares for such matter. When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a separate matter is deemed “non-routine” and the broker, bank or other securities intermediary holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner. Such unvoted shares on “non-routine” matters are counted as broker non-votes.
Because the NYSE has determined that Proposal 1 (the Authorized Common Stock Increase Proposal) is considered to be “non-routine,” it is particularly important that beneficial owners instruct their bank, broker or agent how they wish to vote their shares for the Authorized Common Stock Increase Proposal. Abstentions and broker non-votes will have the effect of a vote “AGAINST” such proposal.
Accordingly, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker or bank by the deadline provided in the materials you receive from your broker or bank.
Who is paying for this proxy solicitation?
ConnectM will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.

Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers and other agents for the cost of forwarding proxy materials to beneficial owners. We may also choose to engage a proxy solicitor to assist in the solicitation of proxies for a fee.
What does it mean if I receive more than one proxy?
If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote via the internet by using the different control number(s) on each proxy card.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•
You may submit another properly completed proxy card with a later date.

•
You may grant a subsequent proxy through the internet.

•
You may send a timely written notice that you are revoking your proxy to: ConnectM Technology Solutions, Inc., 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752, Attention: Secretary.

•
You may vote during the Special Meeting, which will be hosted at our offices at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752. Simply attending the Special Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy or voting instructions or vote through the internet so that your vote will be counted if you later decide not to attend the Special Meeting. Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank, or other agent you should follow the instructions provided by your broker, bank, or other agent.
How are votes counted?
Each share of our Common Stock you own entitles you to one vote. The inspector of elections will count votes for the meeting.
Proposal 1:   With respect to Proposal 1 (the Authorized Common Stock Increase Proposal), the inspector of elections will separately count votes “For” and “Against,” and abstentions.
Proposal 1 (the Authorized Common Stock Increase Proposal) is considered “non-routine” under NYSE rules, and accordingly, your broker may not vote your shares on this proposal without instructions from you. Abstentions and broker non-votes with respect to this proposal will have the effect of a vote “AGAINST” such proposal.
Proposal 2:   With respect to Proposal 2 (the Adjournment Proposal), the inspector of elections will separately count votes “For” and “Against,” and abstentions. Proposal 2 (the Adjournment Proposal) is considered “routine” under NYSE rules, and accordingly, your broker may vote your shares on this proposal without instructions from you. Given such discretionary authority, we do not anticipate broker non-votes for these proposals. Abstentions with respect to this proposal will have the effect of a vote “AGAINST” such proposal.

What vote is required for adoption or approval of the proposal and how will votes be counted?
The following table summarizes the minimum vote needed to approve the proposals and the effect of abstentions.
Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes (if any)	Board Recommendation
1	Authorized Common Stock Increase Proposal	“For” votes from the holders of a majority of the outstanding shares	FOR, AGAINST, or ABSTAIN	AGAINST	AGAINST	FOR
2	Adjournment Proposal	“For” votes from the holders of a majority of those present in person or represented by proxy and entitled to vote at the Special Meeting	FOR, AGAINST, or ABSTAIN	AGAINST	N/A	FOR
What is the quorum requirement?
A quorum of stockholders is necessary to hold the Special Meeting. The presence, by attendance or by proxy, of the holders of one-third in voting power of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at a meeting of stockholders will constitute a quorum for the transaction of business at the Special Meeting. On the Record Date, there were 71,306,078 shares of Common Stock outstanding and entitled to vote. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum.
Thus, the holders of 23,768,693 shares of Common Stock must be present or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, dealer or other agent) or if you vote during the Special Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chair of the Special Meeting or the holders of a majority of shares of our Common Stock present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.
How can I find out the results of the voting at the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1 — APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 100,000,000 TO 250,000,000
The Board has approved, and is asking stockholders to adopt and approve, an amendment to our Certificate to effectuate an increase in the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 shares (the “Authorized Common Stock Increase”). The full text of the proposed amendment is attached to this Proxy Statement as Appendix A (the “Certificate of Amendment”).
Assuming stockholders approve the Certificate of Amendment, the effective date of the Authorized Common Stock Increase will be determined at the sole discretion of the Board. If the Authorized Common Stock Increase is effectuated, the effective date of the Authorized Common Stock Increase will be publicly announced by us. The Board may determine, in its sole discretion, not to effectuate the Authorized Common Stock Increase and not to file the Certificate of Amendment.
Purpose of the Authorized Common Stock Increase
The purpose of the Authorized Common Stock Increase Proposal is to provide us with sufficient shares of authorized Common Stock to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, financing transactions, potential strategic transactions, including mergers, acquisitions and business combinations, stock dividends, grants under equity compensation plans and/or stock splits, as well as other general corporate transactions and a potential future uplisting to a national stock exchange. Among other things, the Company may consider reducing a portion of its outstanding debt through conversion to equity. Our Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us.
We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of Common Stock that could result from adoption of the proposed Authorized Common Stock Increase. Among other things, there can be no assurance that (i) the Authorized Common Stock Increase, if approved by stockholders, will be effectuated, (ii) any potential future financing or strategic transactions will occur, (iii) the Company will apply for an uplisting to a national stock exchange, (iv) an application for uplisting, if submitted, will be accepted by a national stock exchange, (v) the Company’s Common Stock will be listed on a national stock exchange, (vi) the Company will determine to reduce any or all of its outstanding debt through conversion to equity, and/or (vii) any noteholders will decide to convert their notes to Common Stock, even if the Company determines to attempt to reduce its outstanding debt through conversion to equity.
Except as otherwise required by law, the newly authorized shares of Common Stock will be available for issuance at the discretion of our Board (without further action by the stockholders) for various future corporate needs, including those outlined above. While approval of the Authorized Common Stock Increase Proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders, any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of our Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.
Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Certificate of Amendment will not affect the rights of current holders of our Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.
From time to time, in order to fund our working capital, we have issued promissory notes to certain of our investors. Although the promissory notes were not convertible pursuant to their original terms, from time to time, we have entered into agreements with certain holders of our notes to convert or exchange their debt into Common Stock. In order to offer certain holders of our promissory notes the opportunity to exchange their notes for Common Stock in the future, an adequate number of Common Stock must be available for issuance upon the conversion of those notes. As of the Record Date, we had 100,000,000 shares of Common Stock authorized, 71,306,078 shares of Common Stock outstanding, and 15,715,869 shares of Common Stock reserved for issuance.

As of the Record Date, the Company had 23 promissory notes outstanding, each held by a different note holder, in an aggregate principal amount of approximately $7.4 million. Such notes are not currently convertible into Common Stock pursuant to their terms. There is no obligation by the Company to enter into exchange agreements with one or more note holders to exchange their debt for equity in the Company, nor is there any guarantee that if the Company were to offer such an exchange, that the note holders would agree to the terms of the exchange. Additionally, if the Company enters into such an exchange with one or more note holders, the Company is not obligated to enter into any such exchange with any other note holder.
There is currently no offering for an exchange of our promissory notes and this Proxy Statement does not constitute an offer to exchange any notes for equity; however, in the event that the Company wished to exchange all of its outstanding notes assuming an equity exchange rate of $0.18, the total number of shares of Common Stock needed to effectuate the exchange of all of our outstanding notes would be approximately 43.4 million shares of Common Stock, which is in excess of the 12,978,053 shares of Common Stock available for issuance as of the Record Date, after taking into account the 71,306,078 shares of Common Stock outstanding and the 15,715,869 shares of Common Stock reserved for issuance. However, the assumed equity exchange rate is by way of example only and does not necessarily represent the fair market value of the Common Stock as of the Record Date or as of any other date. Additionally, the assumed equity exchange rate is not fixed, is subject to change, may increase or decrease over time, including as a result of fluctuations in the fair market value of the Company’s Common Stock at any time of any such exchange, and may not represent an actual equity exchange rate, to the extent one or more note exchanges are effectuated.
If the Authorized Common Stock Increase Proposal is not approved by stockholders, the Company may determine that it will exchange a portion of its outstanding debt into Common Stock, but there would not be a sufficient number of shares of Common Stock available to convert all of its outstanding notes to Common Stock. Accordingly, the Company would be unable to exchange all of its outstanding notes for Common Stock if the Authorized Common Stock Increase Proposal is not approved.
Even if the Authorized Common Stock Increase Proposal is approved, there is no obligation by the Company to enter into exchange agreements with one or more note holders to exchange their debt for Common Stock, nor is there any guarantee that if the Company were to offer such an exchange, that the note holders would agree to the terms of the exchange. Additionally, if the Company enters into such an exchange with one or more note holders, the Company is not obligated to enter into any such exchange with any other note holder.
Effects of the Proposed Amendment
If the Authorized Common Stock Increase Proposal is approved, and the Company effectuates the Authorized Common Stock Increase, the number of authorized shares of Common Stock will be 250,000,000. The total number of authorized shares of the Company will be 260,000,000, consisting of 250,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of preferred stock. The Authorized Common Stock Increase Proposal will not change the par value of the shares of the Common Stock, affect the number of shares of Common Stock outstanding or the rights or privileges of holders of shares of the Common Stock or have any effect on any outstanding securities, including outstanding equity awards, that are exercisable, convertible or exchangeable for shares of Common Stock.
Any issuance of Common Stock, including if we exchange our notes for Common Stock or issue Common Stock as consideration for a financing or strategic transaction, will have the effect of diluting our current stockholders.
Effective Time
The effective time of the Authorized Common Stock Increase, if the proposed Certificate of Amendment is adopted and approved by stockholders and the Authorized Common Stock Increase is implemented at the discretion of the Board, will be the date and time that the Certificate of Amendment effectuating the Authorized Common Stock Increase is filed with the Delaware Secretary of State or such later time as is specified therein. The exact timing of the Authorized Common Stock Increase will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders, and the effective date will be publicly announced by the Company.

The Authorized Common Stock Increase may be delayed or abandoned without further action by the stockholders at any time prior to effectiveness of the Certificate of Amendment with the Delaware Secretary of State, notwithstanding stockholder adoption and approval of the Authorized Common Stock Increase, if the Board, in its sole discretion, determines that it is in the best interests of the Company and its stockholders to delay or abandon the Authorized Share Increase. If the Certificate of Amendment implementing the Authorized Common Stock Increase is not effective with the Delaware Secretary of State by September 24, 2026, within three months of the date of the Special Meeting, the Board will be deemed to have abandoned the Authorized Common Stock Increase.
Appraisal Rights
Under Delaware law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Authorized Common Stock Increase and we will not independently provide our stockholders with any such rights.
Interest of Certain Persons in Matters to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Authorized Common Stock Increase that is not shared by all of our other stockholders.
Effect of Failure to Obtain Stockholder Approval
If we do not obtain stockholder approval for this Proposal 1 we may not have the ability to raise sufficient capital to continue to operate our business or not have sufficient shares authorized to effectuate strategic transactions in the future where the consideration would otherwise be Common Stock.
Vote Required
Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company is required to adopt and approve the Authorized Common Stock Increase. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal 1. As this is a non-routine matter, your bank, brokerage firm or other nominee/agent does not have discretionary authority to vote shares for Proposal 1. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 1.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AUTHORIZED COMMON STOCK INCREASE PROPOSAL.

PROPOSAL 2
THE ADJOURNMENT PROPOSAL
The Proposal
This is a proposal to approve one or more adjournment(s) of the Special Meeting by the chair of the Special Meeting to a later date, if necessary, under certain circumstances, to solicit additional proxies (i) to approve the Authorized Common Stock Increase Proposal or (ii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Special Meeting; provided that the Special Meeting is reconvened as promptly as practical thereafter.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, the chair of the Special Meeting will not adjourn the Special Meeting to a later date.
Required Vote
The Adjournment Proposal will be approved and adopted only if holders of at least a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote at the Special Meeting vote “FOR” the Adjournment Proposal. Abstentions with respect to this proposal will have the effect of a vote “AGAINST” such proposal. Broker non-votes with respect to this proposal will have no effect on the vote.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our capital stock as of the Record Date by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our current executive officers and directors as a group.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in a footnote to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
Applicable percentages are based on 71,306,078 shares of our Common Stock outstanding on the Record Date, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is care of: ConnectM Technology Solutions, Inc., 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752.
Name and Address of Beneficial Owner(1)	Number of Shares	% of Class
Directors and Executive Officers of ConnectM
Bala Padmakumar(2)	5,814,197	7.8
Bhaskar Panigrahi(5)	4,206,043	5.9
Girish Subramanya	431,775	*
Kevin Stateham(3)	274,967	*
Mahesh Choudhury(4)	737,566	1.0
Gautam Barua	200,000	*
Kathy Cuocolo	250,000	*
Stephen Markscheid	225,000	*
All directors and executive officers of ConnectM as a group (eight individuals)(7)	12,139,548	16.3
Other Five Percent Holders of ConnectM:
SriSid, LLC(6)	7,553,664	10.6
Arumilli, LLC(6)	5,069,384	7.1
Win-Light Global Co. Ltd.(6)	3,475,016	4.9
W4 Partners	8,449,869	11.9

*
Less than 1%

(1)
Unless otherwise noted, the business address of each of the following individuals is c/o ConnectM Technology Solutions, Inc., 2 Mount Royal Ave., Suite 550, Marlborough, MA 01752.

(2)
Monterrey Acquisition Sponsor, LLC (“MAS”), is the record holder of the securities reported herein. Bala Padmakumar is the managing member of MAS. Mr. Padmakumar shares voting and dispositive power over the founder shares held by MAS and may be deemed to beneficially own such shares. Bala Padmakumar, Daniel Davis, and Vivek Soni are each members of MAS. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Includes 3,040,000 shares issuable pursuant to warrants that are currently exercisable.

(3)
Includes 24,967 shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

(4)
Includes 77,798 shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

(5)
Consists of (i) 3,585,660 shares held by Avanti Holdings LLC, (ii) 254,647 shares held by Mr. Panigrahi and (iii) 127,838 shares held by Southwood Partners LP. Mr. Panigrahi is a controlling equityholder of Avanti Holdings LLC and Southwood Partners LP. Therefore, Mr. Panigrahi may be deemed to have voting power and dispositive power over the shares held by Avanti Holdings LLC and Southwood Partners LP.

(6)
Based on information disclosed in that certain Schedule 13G filed by SriSid, LLC on May 5, 2025 for the group consisting of SriSid, LLC, Arumilli LLC, and Win-Light Global Co. Ltd. SriSid, LLC’s address is 18 Barrington Drive, Wheeling, WV 26003. Arumilli LLC’s address is 11 Schanck Dr., Edison, NJ 08820. Win-Light Global Co. Ltd.’s address is Unit 8, 3/F, Qwomar Trading, Blackbume Rd., Port Purcell Road Town, D8, VG1110. Although Win-Light Global Co. Ltd.’s individual beneficial ownership is below 5%, Win-Light Global Co. Ltd. has been included in this table due to its inclusion in the group in the aforementioned Schedule 13G.

(7)
Includes 3,142,765 shares issuable pursuant to stock options exercisable within 60 days of the Record Date.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are ConnectM stockholders will be “householding” the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate materials, please notify your broker or ConnectM. Direct your written request to the attention of the Secretary of ConnectM Technology Solutions, Inc., 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
ADDITIONAL FILINGS
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. To access these filings, go to our website (https://www.connectm.com) and click on “SEC Filings” under the “Investors” heading. Copies of our SEC filings are also available without charge to stockholders by contacting the Secretary of ConnectM Technology Solutions, Inc., 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. This discretionary authority is granted when you sign the form of proxy.

APPENDIX A
CERTIFICATE OF AMENDMENT TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ConnectM Technology Solutions, Inc.
ConnectM Technology Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.   The name of the corporation is ConnectM Technology Solutions, Inc. The date of filing of the original Certificate of Incorporation of the Corporation (the “Original Certificate”) with the Secretary of State of the State of Delaware is September 23, 2021.
2.   The Original Certificate was amended by an Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 10, 2022 (the “First Amended and Restated Certificate”), which amended, restated, integrated and superseded the Original Certificate.
3.   The First Amended and Restated Certificate was amended by a Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on July 12, 2024 (the “Second Amended and Restated Certificate”), which amended, restated, integrated and superseded the First Amended and Restated Certificate.
4.   This Certificate of Amendment to Second Amended and Restated Certificate (this “Certificate of Amendment”) amends and restates Section 4.1 of the Second Amended and Restated Certificate in its entirety to provide as follows:
Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 260,000,000 shares, consisting of (a) 250,000,000 shares of common stock (the “Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).
5.   The remaining provisions of the Second Amended and Restated Certificate not affected by the aforementioned amendment shall remain in full force and shall not be affected by this Certificate of Amendment.
6.   This Certificate of Amendment and the actions set forth herein has been duly approved and adopted by the Board of Directors of the Corporation on [        ], 2025, and this Certificate of Amendment and the actions set forth herein have been approved by the stockholders of the Corporation on [          ], 2025, in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.
7.   The foregoing amendment will be effective on [        ], 20[   ], at 4:00 p.m., Eastern time.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this [       ] day of [          ], 20[   ].
By: Name: Bhaskar Panigrahi Title: Chief Executive Officer

A-1

ANNEX A
CONNECTM TECHNOLOGY SOLUTIONS, INC.2 MOUNT ROYAL AVENUE, SUITE 550MARLBOROUGH, MA 01752VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on September 23, 2025. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on September 23, 2025. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V79483-Z91071KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.CONNECTM TECHNOLOGY SOLUTIONS, INC.The Board of Directors recommends you vote FOR the following proposals:1. The approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the numberof shares of common stock authorized for issuance from 100,000,000 shares to 250,000,000 shares.2. To approve one or more adjournments of the Special Meeting by the chair of the Special Meeting to a later date, if necessary, undercertain circumstances, to (i) solicit additional proxies to approve Proposal 1, or (ii) to allow reasonable additional time for the filing ormailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outsidelegal counsel is required under applicable law or advisable and for such supplemental or amended disclosure to be disseminated andreviewed by the Company's stockholders prior to the Special Meeting; provided that the Special Meeting is reconvened as promptlyas practical thereafter.For Against AbstainNOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.V79484-Z91071CONNECTM TECHNOLOGY SOLUTIONS, INC.SPECIAL MEETING OF STOCKHOLDERSSEPTEMBER 24, 2025 AT 9:00 A.M. ETTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Bhaskar Panigrahi and Mahesh Choudhury, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ConnectM Technology Solutions, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. ET on September 24, 2025 at 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.CONTINUED AND TO BE SIGNED ON REVERSE SIDE